Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

CROSSROADS SYSTEMS, INC.
COMMON STOCK PURCHASE WARRANT
To Purchase 1,454,545 Shares of Common Stock

Date of Issuance: July 22, 2013

Warrant No.: 1

VOID AFTER July 22, 2020

THIS CERTIFIES THAT, for value received, CF DB EZ LLC, assignee of Fortress (as defined below) or permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Crossroads Systems, Inc., a Delaware corporation (the “Company”), up to 1,454,545 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”). This warrant is one of a series of warrants that may be issued by the Company from time to time (each, a “Warrant”, and collectively, the “Company Warrants”) pursuant to that certain Credit Agreement between the Company and Fortress Credit Co LLC, a Delaware limited liability company (“Fortress”), dated as of July 22, 2013 (the “Credit Agreement”). The Holder takes this Warrant subject to the terms and restrictions set forth in the Credit Agreement and shall be entitled to certain rights and privileges as set forth in the Credit Agreement.

1.            Definitions. As used herein, the following terms shall have the following respective meanings:

(a)          “Business Day” shall mean any day that is not Saturday, Sunday or a day on which commercial banks are authorized to close under the laws of New York.

(b)          “Exercise Period” shall mean the period commencing October 22, 2013, and ending on the seventh anniversary of the date this Warrant is issued, unless sooner terminated as provided below.

(c)          “Exercise Price” shall initially mean $2.0625 per share, subject to adjustment pursuant to Section 5 below.

(d)          “Expiration Date” shall mean the last day of the Exercise Period.

(e)          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(f)          “Registration Rights Agreement” shall mean that certain Registration Rights Agreement by and between the Company and Fortress Credit Co LLC, a Delaware limited liability company, dated as of July 22, 2013.

(g)          “Securities” shall mean, collectively, the Company Warrants and the Warrant Shares.

(h)          “Trading Day” shall mean any day on which the principal Trading Market is open for business.

(i)          “Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(j)          “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.            Exercise of Warrant.

2.1           Exercise Mechanics. The rights represented by this Warrant may, subject to Section 7 below, be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a)          A complete and duly executed Notice of Exercise, by or for the benefit of the Holder, in the form attached hereto as Exhibit A; and

(b)          Payment of the Exercise Price either in cash or by check (subject to the limitations in Section 2.3 below), or pursuant to the “cashless exercise” procedures set forth in Section 4 below.

Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the portion of the original Warrant so exercised, and this Warrant shall evidence the right to purchase the remaining number of Warrant Shares, if any. If requested by the Company, the Holder agrees to provide this Warrant, or an affidavit of lost security, to the Company within a reasonable period after the delivery of the Notice of Exercise.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposits and Withdrawal at Custodian (DWAC) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Business Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised by payment to the Company of the Exercise Price. If by the close of the third full Trading Day after delivery of a Notice of Exercise, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to this Section 2, and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (a) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (b) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (i) such number of Warrant Shares, times (ii) the closing bid price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.

Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.2           Issuance of New Warrants. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five (5) Business Days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of the Warrant Shares remaining available for purchase under this Warrant.

3.            Covenants of the Company.

3.1           Due Authorization. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

3.2           Available Shares. The Company covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. During the Exercise Period, if the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant into the applicable Warrant Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.3           Registration Rights. The Holder shall have the registration rights specified in the Registration Rights Agreement.

3.4           No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4.            Cashless Exercise.

4.1           Cashless Exercise Mechanics. If this Warrant is (a) exercisable for Warrant Shares and (b) if at any such time there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =  the VWAP on the Trading Day immediately preceding the date of such election;

(B) =  the Exercise Price of this Warrant, as adjusted; and

(X) =  the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the principal Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg (as defined below) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

4.2           Automatic Exercise Upon Expiration. If, on the Expiration Date, the Fair Market Value (as defined below) of one Warrant Share is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 4.1 as to all Warrant Shares for which it shall not previously have been exercised.

5.            Adjustment of Exercise Price and Shares.

5.1           Stock Dividends, Split-Ups, Recapitalizations, Etc. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

5.2           Ratchet. In the event the Company shall at any time after the date of this Warrant issue Additional Shares of Common Stock (as defined in the Certificate of Designation for the Company’s Series F Convertible Preferred Stock (the “Certificate of Designation”), and including Additional Shares of Common Stock deemed to be issued thereunder, but excluding (a) Exempted Securities (as defined in the Certificate of Designation) and (b) any securities issued to Holder or any Affiliate of Holder), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the Additional Shares of Common Stock, but not less than the then current market price for the Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued. The provisions of this Section 5.2, (a) shall not apply unless they are approved by the holders of a majority of the outstanding shares of Common Stock at the next Annual Meeting of stockholders of the Company, and (b) shall no longer apply upon the earlier to occur of (i) twelve (12) months following the date of this Warrant, or (ii) the date on which the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Securities and Exchange Commission indicating a positive earnings per share for the last three (3) month period covered by the Annual Report on Form 10-K or the three (3) month period covered by the Quarterly Report on Form 10-Q (excluding one-time, non-operational gains).

5.3           Certificate of Adjustment. Upon the occurrence of each adjustment pursuant to this Section 5, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

6.            Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of a share of Common stock by the fractional share not to be issued. “Fair Market Value” of one share of Common Stock shall mean (a) the average of the closing sales prices for the shares of Common Stock on the principal Trading Market as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive trading days immediately preceding such date, or (b) if the foregoing does not apply, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (c) if Fair Market Value cannot be calculated as of such date on either of the forgoing bases, the Fair Market Value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

7.            Fundamental Transactions. If, at any time while this Warrant is outstanding, (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (b) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, subject to the last sentence of this Section, upon any subsequent exercise of this Warrant, the holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding the foregoing, if at any time while this Warrant is outstanding, the Company engages in any Fundamental Transaction in which the holders of Common Stock receive in exchange for their shares of Common Stock only cash, then the Holder of this Warrant shall be entitled to receive only an amount of cash equal to (i) (A) the amount of cash payable in such Fundamental Transaction to the holders of Common Stock for each share of Common Stock held; less (B) the Exercise Price of this Warrant, as adjusted; multiplied by (ii) the number of Warrant Shares issuable upon exercise of this Warrant, at the same time and on the same terms as the holders of Common Stock, and immediately upon the receipt of such payment by the Holder this Warrant shall terminate.

8.            Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

8.1           Investment Purpose. The Holder is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Holder reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the 1933 Act.

8.2           Accredited Buyer Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the 1933 Act. The Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

8.3           Reliance on Exemptions. The Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal laws and applicable state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

8.4           Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and information that the Holder deemed material to making an informed investment decision regarding its purchase of the Securities, and which have been requested by Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. The Holder understands that its investment in the Securities involves a high degree of risk. The Holder is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Holder to obtain information from the Company in order to evaluate the merits and risks of this investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

8.5           No Governmental Review. The Holder understands that no United States federal or state governmental authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such governmental authorities passed upon or endorsed the merits of the offering of the Securities.

8.6           Restrictions on Transferability. The Holder understands that because the Securities have not been registered under the Securities Act, the Holder cannot dispose of any or all of the Securities unless they are subsequently registered under the Securities Act or exemptions from registration are available. The Holder acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no registration rights. Although it may be possible in the future to make limited public sales of the Securities without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for any purpose. By reason of these restrictions, the Holder understands that it may be required to hold the Securities for an indefinite period of time. The Holder understands that each certificate or other instrument representing the Securities will bear appropriate state “blue sky” legends and a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘1933 ACT’), OR APPLICABLE STATE SECURITIES LAWS (THE ‘STATE ACTS’), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS”;

and appropriate transfer restrictions will be affixed to any notation in the DRS for any Securities.

8.7           No General Solicitation. The Holder did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

9.            No Stockholder Rights. Other than as provided herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.           Transfer of Warrant. Subject to compliance with any applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, only upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any transferee designated by the Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel.

11.           Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof for cancellation at the office of the Company), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Exhibit 4.1

12.           Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto to the attention of the Chief Financial Officer (with a copy to Hunton & Williams LLP,1445 Ross Avenue, Suite 3700, Dallas, TX 75202, Attn: W. Alan Kailer, Fax: (214) 740-7136, Email: akailer@hunton.com) and to the Holder at the applicable address set forth on the applicable signature page to the Credit Agreement or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

13.           Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.           Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Holder hereby submits to the non-exclusive jurisdiction of the federal and state courts in the County of New York in any suit or proceeding arising out of or relating to this Warrant or the transactions contemplated thereby. The Holder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Warrant in federal and state courts in the County of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

15.           Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July 22, 2013.

CROSSROADS SYSTEMS, INC.

By:	/s/ Richard K. Coleman, Jr.

Name:	Richard K. Coleman, Jr.

Title:	Interim President and CEO

[Signature Page to Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO: CROSSROADS SYSTEMS, INC.

(1)         The undersigned hereby elects to purchase __________shares of the common stock, par value $0.001 (the “Common Stock”), of Crossroads Systems, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the applicable exercise price in full, together with all applicable transfer taxes, if any, subject to the limitations set forth in Section 2.3 of the Warrant.

(2)         Please issue the certificate for shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Print or type name)

(Social Security or other Identifying Number)

(Street Address)

(City, State, Zip Code)

(3)         If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number: ____________________

(Please print name and address)

Dated:
(Date)	(Signature)

(Print Name)

Exhibit A

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)

Dated:	_____________________, 20__

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B